Exhibit 99.1

SOUTHWEST GAS HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On February 14, 2023, Southwest Gas Holdings, Inc. (the “Company”) completed its previously announced sale of all of the equity interests in MountainWest Pipelines Holding Company (“MountainWest”) pursuant to the terms of that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of December 14, 2022, by and between the Company, MountainWest, and Williams Partners Operating LLC, a wholly owned subsidiary of The Williams Companies, Inc. (“Williams”) (collectively, the “Sale”). Pursuant to the terms of the Purchase Agreement, the total consideration received from the Sale was $1.5 billion in total enterprise value. Net proceeds from the Sale were used to repay $1.075 billion of the Company’s $1.15 billion term loan (the “Repayment”). Collectively, the Sale and the Repayment are referred to as the “Transactions”.

The Unaudited Pro Forma Combined Balance Sheet as of September 30, 2022 has been prepared to give effect of the Transactions as if they had occurred on September 30, 2022. The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 2022 has been prepared to give effect to the Transactions as if they occurred on January 1, 2022.

The Company acquired MountainWest on December 31, 2021. As the ownership of MountainWest had an immaterial impact of the financial results on the Company’s Statement of Income for the year ended December 31, 2021, the Company has not included an unaudited pro forma combined statement of income for the year ended December 31, 2021.

The Unaudited Pro Forma Combined Financial Information presented is based on available information using assumptions the Company believes are reasonable. The Unaudited Pro Forma Combined Financial Information and related notes are provided for illustrative purposes only and do not purport to represent the Company’s actual financial position or results of operations had the Transactions occurred on the dates indicated, nor do they project the Company’s results of operations or financial position for any future period or date. The Unaudited Pro Forma Combined Financial Information does not consider any cost savings, operating synergies or dis-synergies, or additional costs that may be incurred to achieve any such synergies, or otherwise incurred, after completing the Transactions. As such, the actual results reported by the Company in periods following the Transactions may differ materially from the Unaudited Pro Forma Combined Financial Information. The Company believes its current estimates provide a reasonable basis of presenting the significant effects of the Transactions. However, the estimates and assumptions are subject to change as additional information becomes available.

Under the terms of the Purchase Agreement, the Company is obligated, for a period of four years following the closing of the sale of MountainWest, to indemnify Williams and MountainWest for any damages and liabilities resulting from an ongoing rate case (“Section 5 Rate Case”) before the Federal Energy Regulatory Commission, including any reduction to the current applicable rate, up to a cap of $75 million. Williams has agreed that it will not enter into any settlement of the Section 5 Rate Case that will result in any damages being paid by the Company under such indemnity without the prior written consent of the Company, which consent shall not be unreasonably withheld. The range of loss, if any, that could result from this matter cannot currently be estimated and is therefore, not included in the Unaudited Pro Forma Combined Financial Information.

The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the unaudited consolidated financial statements of the Company as of and for the nine months ended September 30, 2022, contained in the Form 10-Q filed on November 9, 2022 and the Purchase Agreement, which is attached as Exhibit 2.1 to the Form 8-K filed on December 15, 2022.

SOUTHWEST GAS HOLDINGS, INC.

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2022

(In millions)

	Historical Southwest Gas Holdings, Inc.	Transaction Adjustments (Note 2)		Pro Forma Southwest Gas Holdings, Inc.
ASSETS
Regulated operations plant:
Gas plant	$11,166.7	$(1,907.2)	(A)	$9,259.5
Less: accumulated depreciation	(3,536.3)	894.9	(A)	(2,641.4)
Construction work in progress	273.7	(32.2)	(A)	241.5

Net regulated operations plant	7,904.1	(1,044.5)		6,859.6

Other property and investments, net	1,311.3	(50.1)	(A)	1,261.2

Current Assets:
Cash and cash equivalents	175.3	(41.8)	(A)	133.4
		1,080.7	(B)
		(5.8)	(C)
		(1,075.0)	(D)
Accounts receivable, net of allowances	779.6	(23.6)	(A)	756.0
Accrued utility revenue	41.3	—		41.3
Income taxes receivable, net	15.6	—		15.6
Deferred purchased gas costs	381.3	—		381.3
Prepaids and other current assets	316.6	(35.4)	(A)	281.2

Total current assets	1,709.7	(100.9)		1,608.8

Noncurrent assets:
Goodwill	1,743.0	(958.0)	(A)	785.0
Deferred income taxes	0.3	—		0.3
Deferred charges and other assets	434.2	(32.8)	(A)	401.4

Total noncurrent assets	2,177.5	(990.8)		1,186.7

Total assets	$13,102.6	$(2,186.3)		$10,916.3

CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock	$68.7	$—		$68.7
Additional paid-in capital	2,283.2	(1,558.7)	(A)	2,403.1
		1,080.7	(B)
		478.0	(B)
		21.0	(A)
		98.9	(E)
Accumulated other comprehensive loss, net	(50.2)	—		(50.2)
Retained earnings	1,111.2	(478.0)	(B)	623.9
		(5.8)	(C)
		(3.5)	(D)

Total equity	3,412.9	(367.4)		3,045.5

Redeemable noncontrolling interests	114.7	—		114.7
Long-term debt, less current maturities	5,865.6	(449.1)	(A)	4,345.0
		(1,071.5)	(D)

Total capitalization	9,393.2	(1,888.0)		7,505.2

Current liabilities:
Current maturities of long-term debt	41.5	—		41.5
Short-term debt	381.0	—		381.0
Accounts payable	308.9	(12.4)	(A)	296.5
Customer deposits	55.0	(3.2)	(A)	51.8
Income taxes payable, net	4.5	(2.1)	(A)	2.4
Accrued general taxes	72.9	(6.4)	(A)	66.5
Accrued interest	41.5	(4.4)	(A)	37.1
Deferred purchased gas costs	3.7	(3.7)	(A)	—
Other current liabilities	404.7	(31.9)	(A)	372.8

Total current liabilities	1,313.7	(64.1)		1,249.6

Deferred income taxes and other credits:
Deferred income taxes and investment tax credits, net	774.5	4.7	(A)	680.3
		(98.9)	(E)
Accumulated removal costs	500.1	(58.1)	(A)	442.0
Other deferred credits and other long-term liabilities	1,121.1	(81.9)	(A)	1,039.2

Total deferred income taxes and other credits	2,395.7	(234.2)		2,161.5

Total capitalization and liabilities	$13,102.6	$(2,186.3)		$10,916.3

See accompanying notes to the Unaudited Pro Forma Combined Financial Information.

SOUTHWEST GAS HOLDINGS, INC.

Unaudited Pro Forma Combined Statement of Income

For the Nine Months Ended September 30, 2022

(In millions, except share-related amounts)

	Historical Southwest Gas Holdings, Inc.	Transaction Adjustments (Note 2)			Pro Forma Southwest Gas Holdings, Inc.
Operating revenues:
Regulated operations revenues	$1,550.7	$(192.3)	(F	)	$1,358.4
Utility Infrastructure services revenues	1,988.4	—			1,988.4

Total operating revenues	3,539.1	(192.3)			3,346.8
Operating expenses:
Net cost of gas sold	547.8	(3.6)	(F	)	544.2
Operations and maintenance	479.3	(71.0)	(F	)	414.1
		5.8	(G	)
Depreciation and amortization	347.5	(38.9)	(F	)	308.6
Taxes other than income taxes	70.8	(8.3)	(F	)	62.5
Utility infrastructure services expenses	1,829.6	—			1,829.6
Loss on sale	—	478.0	(H	)	478.0

Total operating expenses	3,275.0	362.0			3,637.0

Operating income (loss)	264.1	(554.3)			(290.2)

Other income and (expenses):
Net interest deductions	(165.9)	13.4	(F	)	(128.3)
		1.8	(I	)
		22.4	(J	)
Other income (deductions)	—	(1.7)	(F	)	(1.7)

Total other income and (expenses)	(165.9)	35.9			(130.0)

Income (loss) before income taxes	98.2	(518.4)			(420.2)
Income tax expense (benefit)	18.3	(11.2)	(F	)	(99.4)
		(106.5)	(K	)

Income from continuing operations, including noncontrolling interests	79.9	(400.7)			(320.8)
Income from continuing operations attributable to noncontrolling interests	2.6	—			2.6

Income (loss) from continuing operations attributable to Southwest Gas Holdings, Inc.	$77.3	$(400.7)			$(323.4)

Earnings (loss) per share:
Basic	$1.19				$(4.98)

Diluted	$1.19				$(4.98)

Weighted average shares:
Basic	65,004				65,004
Diluted	65,148				65,004

See accompanying notes to the Unaudited Pro Forma Combined Financial Information.

Note 1. Basis of Pro Forma Presentation

The accompanying Unaudited Pro Forma Combined Financial Information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial statements of the Company have been adjusted to give effect to transaction accounting adjustments that are necessary to account for the Transactions.

The Unaudited Pro Forma Combined Balance Sheet as of September 30, 2022 has been prepared to give effect to the Transactions as if they had occurred on September 30, 2022.

The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 2022 has been prepared to give effect to the Sale and the Repayment as if they occurred on January 1, 2022.

The Company acquired MountainWest on December 31, 2021. As the ownership of MountainWest had an immaterial impact of the financial results on the Company’s Statement of Income for the year ended December 31, 2021, the Company has not included an unaudited pro forma combined statement of income for the year ended December 31, 2021.

Note 2. Transaction Adjustments

Unaudited Pro Forma Combined Balance Sheet Adjustments as of September 30, 2022

(A) - Reflects the removal of historical balances of assets and liabilities of MountainWest from the Company. Deferred income taxes and investment tax credits, net includes $21.0 million of deferred tax assets that will remain with the Company and not transfer to Williams as part of the Sale.

(B) - Reflects the proceeds and pre-tax loss from the sale of MountainWest.

(in millions)
Cash proceeds	$1,080.7
Less: net assets sold	1,558.7	(A)

Pro forma loss on sale before income taxes	(478.0	) (H)

(C) - Reflects the payment of $5.8 million of nonrecurring transaction costs estimated to be incurred by the Company subsequent to September 30, 2022. These transaction costs are preliminary estimates. The final amounts and the resulting effect on the Company’s financial position may differ significantly.

(D) - Reflects a cash outflow for the partial Repayment of $1.075 billion on the $1.15 billion term loan, and an adjustment to Long-term debt, less current maturities for the removal of existing unamortized debt issuance cost of $3.5 million and the partial repayment of $1.075 billion on the Company’s existing $1.15 billion term loan. The $1.15 billion term loan was partially repaid with proceeds received from the sale of MountainWest.

(E) - Reflects the estimated deferred tax asset associated with the net operating loss generated by the sale of MountainWest.

Unaudited Pro Forma Combined Statement of Income Adjustments for the Nine Months Ended September 30, 2022

(F) - Reflects the elimination of the revenues and expenses associated with the sale of MountainWest. Operations and maintenance include $3.3 million of corporate costs previously allocated to MountainWest, which will remain with the Company.

(G) - Reflects estimated incremental transaction costs of $5.8 million expected to be incurred by the Company subsequent to September 30, 2022. These transaction costs are preliminary estimates. The final amounts and the resulting effect on the Company’s financial position may differ significant. These costs are nonrecurring and will not affect the Company’s statement of income beyond 12 months.

(H) - Reflects the estimated loss before income taxes on the sale of MountainWest of approximately $478.0 million.

(I) - Reflects a decrease of $1.8 million associated with the amortization of debt issuance costs for the partial Repayment of the Company’s existing $1.15 billion term loan.

(J) - Reflects a decrease in interest expense of $22.4 million associated with the partial Repayment of the $1.15 billion term loan.

(K) - Reflects the estimated tax effects of the adjustments to the Company’s Statement of Income based on a blended federal and state tax rate of 23%. The income tax expense (benefit) was calculated based on the Company’s statutory rate in effect during the year ended December 31, 2022. Because the tax rates used for this Unaudited Pro Forma Combined Financial Information are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the Transactions.